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                                                                     Exhibit 7.6
                         5/3 A FIFTH THIRD BANCORP BANK

                        THIRD PARTY COLLATERAL AGREEMENT


City  Cleveland          State  Ohio         July 6, 1998

In order to induce Fifth Third Bank of Northeastern Ohio 1404 East Ninth St., Cleveland, OH 44114 and any affiliate of Fifth Third Bancorp (collectively, "Bank") to make, continue, renew or extend a loan, loans or other financial accommodations to Richard M. Osborne 7001 Center Street, Mentor, Ohio 44060 ("Debtor"), and in consideration thereof, the undersigned hereby consents and agrees that the property (real or personal) described below (collectively, the "Collateral"), of which the undersigned is the owner, may be and is hereby pledged to Bank, for itself and as agent for any affiliate of Fifth Third Bancorp, by the undersigned as collateral security for the following (collectively, the "Obligations"): all loans, advances, indebtedness and other obligations of debtor owed to Bank and/or any affiliate of Fifth Third Bancorp, of every kind and description whether now existing or hereafter arising including without limitation those owed to others and acquired by Bank (by purchase, assignment or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and all liabilities, obligations and indebtedness arising all instruments and agreements evidencing, guarantying or securing any of the foregoing, and all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Debtor and all expenses and attorneys' fees incurred by Bank under any other document or instrument related thereto or related to any of the foregoing, including but not limited to the following: $2,000,000 Draw Note dated July 6 1998.

The undersigned agrees that the Collateral may be received, held and/or disposed of by Bank subject and pursuant to all the terms and conditions of any and all notes, mortgages, contracts or agreements heretofore or hereafter signed by Debtor or the undersigned in any capacity whatsoever, and Bank is hereby authorized and empowered to take any and all action with respect to the Collateral as authorized by the terms of any such note,


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mortgage, contract or other agreement, all without notice to the undersigned, except as otherwise provided by law. The undersigned further agrees that the Collateral has been pledged with the same force and effect as if the Collateral were owned by Debtor.

Without limiting Bank's powers and rights in dealing with the Collateral under the terms and conditions of any note, mortgage, contract or agreement, Bank is hereby authorized to act solely upon the instructions of Debtor relative to the sale or other disposition of the Collateral, or any substitutions therefor, or any proceeds thereof, and the receipt or acquittance of Debtor for the Collateral or any part thereof, or any substitutions therefor, or any proceeds thereof, shall be a valid and sufficient release and discharge of Bank's liability to the undersigned.

The undersigned authorizes Bank at any time, without notice to the undersigned, to transfer or cause to be transferred into Bank's name, or the name of its nominee or nominees, any or all of the Collateral. The Bank is hereby given full power at any time, without notice to the undersigned, to collect, sell, assign, transfer and deliver all of the Collateral or any part thereof, or any substitutes therefor, or any additions thereto, through any stock exchange or broker's board or broker, or at private or public sale, without either demand on or notice to the undersigned, or any advertisement, the same being hereby expressly waived, at which sale Bank is authorized to purchase the Collateral, or any part thereof, free from any right of redemption on the part of the undersigned which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Bank may apply the residue of the proceeds of such sale as it shall deem proper toward the payment of any one or more or all of the Obligations of Debtor to Bank, whether due or not due, returning the remainder, if any, to the undersigned, so long as the Collateral is not pledged to secure the indebtedness of the undersigned or any other party. Bank is hereby irrevocably appointed and constituted attorney in fact for the undersigned, with full power of substitution, to collect all dividends, interest, rents, royalties, and to exercise all voting rights connected with or arising out of the Collateral.

No delay on Bank's part in exercising any power of sale, lien, option or other right with respect to the Collateral, and no





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notice or demand which may be given to or made upon the undersigned by Bank with respect to any power of sale, lien, option or other right with respect to the Collateral, shall constitute a waiver thereof, or limit or impair Bank's right to take any action or to exercise any power of sale, lien option, or any other right with respect to the Collateral without notice or demand, or prejudice Bank's rights as against the undersigned in any respect. In addition, no action taken by Bank with respect to the Collateral shall in any way impair or limit Bank's right to exercise any or all rights or remedies Bank may otherwise have against Debtor with respect to any Obligations. This Agreement shall not, in any manner, be construed as a compromise of any Obligations. The pledge of, and security interest in, the Collateral by the undersigned to Bank are absolute, unconditional and continuing and will remain in full force and effect until the Obligations have been fully paid and satisfied. The pledge of, and security interest in, the Collateral will extend to an cover renewals of the Obligations and any number of extensions of time for payment thereof and will not be affected by any surrender, exchange, acceptance or release by the Bank of any other pledge or any security held by it for any of the Obligations. Notice of acceptance of the pledge and security interest, notice of extensions of credit to the Debtor from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, notice of making, renewing or extending any of the Obligations and any defense based upon a failure of Bank to comply with the notice requirements of the applicable version of Uniform Commercial Code are hereby waived. Bank, at any time and from time to time, without the consent of the undersigned, may change the manner, place or terms of payment of or interest rates on, or change or extend the time of payment of, or renew or alter, any of the Obligations, without impairing or releasing the liabilities of the undersigned of its obligations to continue to pledge or grant a security interest in the Collateral. Bank in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon the Debtor or any guarantor and it need not pursue any of its remedies against any other party before having recourse against the Collateral.

                            DESCRIPTION OF COLLATERAL

                 Collateral listed on Exhibit A attached hereto.

As used herein "undersigned", if there be more than one, shall

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mean "all of the undersigned or each of any of them", and in such case they are jointly and severally bound.

If the "undersigned" be more than one, Bank may release from the obligations hereof the Collateral of one or more of the undersigned, and no such release shall in any way affect or modify the rights of Bank with respect to the Collateral of any other undersigned which has not been released. The undersigned hereby acknowledges and consents that in security documents executed and delivered to Bank in connection herewith, the undersigned may be referred to as "Debtor" or "Borrower", whether or not the undersigned is a maker of any promissory note or any endorser or guarantor thereof.

WITNESS the due execution hereof as of the date set forth above.

ADDRESS:                              OWNER(S) OF COLLATERAL
7001 Center Street                    Liberty Self Stor, Ltd.
Mentor, Ohio 44060                    /s/ RICHARD M. OSBORNE, MG MBR
                                      ----------------------------------
                                      Richard M. Osborne, Managing
                                       Member